EXHIBIT 23.1

                                 Roger G. Castro
                                 Roger G. Castro
                           Certified Public Accountant
                               Oxnard, California




                          INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in the Registration Statement of Russian Imports.Com, on Form S-8 to be filed on or about December 27, 2000, with the Securities and Exchange Commission our report dated February 29, 2000 on the financial statements of Russian Imports.Com, which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Form 10SB for the period since inception, (February 1, 2000), ended February 29, 2000 and in the Form SB-2A ended February 29, 2000.




/s/ Roger G. Castro
-------------------------------------------------
Roger G. Castro
Certified Public Accountant
Oxnard, California
December 28, 2000